UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

November 15, 2012

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Boulevard, Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	Entry Into a Material Definitive Agreement.

On November 15, 2012, Universal Insurance Holdings, Inc. (“Company”) entered into an Indemnification Agreement with each of its directors and with George R. De Heer, the Company’s Chief Financial Officer, and Jon W. Springer, the Executive Vice President of Blue Atlantic Reinsurance Corporation, a subsidiary of the Company. Pursuant to each agreement, and subject to the exceptions and limitations provided therein, the Company has agreed to indemnify and hold harmless each director, Mr. De Heer and Mr. Springer to the fullest extent permitted by law against any and all liabilities and expenses in connection with any proceeding to which the director or officer was, is or becomes a party arising out of his services as an officer, director, employee, agent or fiduciary of the Company or its subsidiaries. The foregoing description is qualified in its entirely by the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.1.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits:

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 15, 2012	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ George R. De Heer
George R. De Heer
Chief Financial Officer